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                                                         EXHIBIT 99.1

                             [LOGO]

FOR IMMEDIATE RELEASE                            FOR INFORMATION, CONTACT
---------------------                               Geoffrey A. Sage, CFO
September 25, 2000                                          (702) 89-7568

           ANCHOR GAMING ANNOUNCES AGREEMENT TO ACQUIRE
      4,596,200 SHARES FROM CHAIRMAN STANLEY FULTON, CERTAIN
                      FULTON FAMILY MEMBERS

         T.J. MATTHEWS TO BE APPOINTED CHAIRMAN OF THE BOARD;
                COMPANY ANNOUNCES 2-FOR-1 STOCK SPLIT

[LAS VEGAS] -- Anchor Gaming (Nasdaq National Market SLOT) today announced that it has executed a definitive agreement with its Chairman, Stanley Fulton, and members of his family to acquire 4,596,200 shares of stock owned by the Fultons for a purchase price of $66.60 per share. The purchase consideration comprises $240 million in cash and $66 million of promissory notes that Stanley Fulton will receive for a portion of the shares he is selling. Members of the Fulton Family will retain ownership of approximately 539,600 shares after the transaction.

As part of the stock purchase transaction with the Fulton family, the Company also announced that it has agreed to sell to Stanley Fulton substantially all of the assets relating to its Sunland Park Racetrack & Casino, located in New Mexico, and its 25% interest in a Massachusetts horse racing facility. Stanley Fulton has agreed to pay $66 million for such assets by cancelling the Company's obligations under the promissory notes.

Anchor Gaming expects to fund the cash portion of the stock purchase through an amendment to its existing senior credit facility, led by Bank of America, N.A., and through the issuance of senior subordinated notes.

The Company expects to consummate the stock purchase by the end of October 2000 and to subsequently complete the sale of the race track assets by the end of March 2001, subject to regulatory approval.

Upon completion of the stock purchase, Stanley Fulton and his son, Michael Fulton, and his daughter Elizabeth Jones have agreed to resign their positions as Anchor Gaming's Board of Directors. Stanley Fulton founded the predecessor to the Company in 1988 and has served as its Chairman since its inception.


                                    -more-


              815 Pilot Road, Suite G * Las Vegas, Nevada 89119
                 Phone: (702) 896-7568 * FAX: (702) 896-6221

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ANCHOR GAMING ANNOUNCES AGREEMENT TO ACQUIRE 4,596,200 SHARES FROM CHAIRMAN
STANLEY FULTON, CERTAIN FULTON FAMILY MEMBERS

Page 2 of 2


Anchor Gaming also announced that upon completion of the stock purchase, T.J. Matthews, its Chief Executive Officer, will be appointed Chairman of the Board of Directors. In addition, Joe Murphy, its Vice President, will be named Chief Operating Officer-Gaming Operations and will be added to the Board of Directors which will also include the three continuing outside directors.

"Stan's contribution to the growth of Anchor Gaming from a small private company into an industry leader has been immeasurable." Matthews said, "our spirit and desire to excel have been and will continue to be inspired by the legacy of Stan Fulton's many years as a leader in the growth of the gaming industry and as a benefactor of numerous charitable and civic causes."

This transaction has been authorized by a Special Committee of disinterested directors. In connection with this transaction, Wasserstein Perella & Co. acted as financial advisor to the Company and Houlihan, Lokey, Howard and Zukin acted as financial advisor to the Special Committee.

Additionally, the Board of Directors has authorized a 2-for-1 stock split. As a result of the split, shareholders of record as of October 31, 2000 will receive one additional share of Anchor Gaming common stock for every one share than owned. The new shares will be issued as soon as practical following the record date. As of September 22, 2000, the Company had approximately
11.7 million shares outstanding, exclusive of treasury shares. After the stock purchase, but without giving effect to the stock split, Anchor Gaming will have approximately 7.1 million shares outstanding.

Anchor Gaming is a diversified gaming technology company with operations around the world. It operates in three complimentary business segments; gaming machines, gaming operations, and gaming systems. anchor Gaming's gaming machine segment focuses on the development and placement of unique proprietary games. Its gaming operations segment operates two casinos in Colorado, manages gaming machine routes in Nevada and Montana and has development and management agreements with the Pala Band of Mission Indians. Anchor Gaming's gaming systems segment provides equipment and related services to on-line lotteries, video lotteries, and pari-mutuel organizations. Anchor Gaming has equipment and systems in operation in the United States, Canada, Australia, Asia, Europe, South America, South Africa, and the West Indies. For more information, visit Anchor Gaming's website at http://www.anchorgaming.com.

                              ###

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 21e OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND OTHER APPLICABLE SECURITIES LAWS. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT ARE "FORWARD-LOOKING STATEMENTS" FOR PURPOSES OF THESE PROVISIONS, INCLUDING ANY PROJECTIONS OF EARNINGS, REVENUES, OR OTHER FINANCIAL ITEMS; ANY STATEMENTS OF THE PLANS, STRATEGIES, AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATION; ANY STATEMENTS CONCERNING PROPOSED NEW PRODUCTS, SERVICES, OR DEVELOPMENTS; ANY STATEMENTS REGARDING FUTURE ECONOMIC CONDITIONS OR PERFORMANCE; STATEMENTS OF BELIEF; AND ANY STATEMENT OF ASSUMPTIONS UNDERLYING ANY OF THE FOREGOING. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO INHERENT RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED BY THE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN ANY OF ITS FORWARD-LOOKING STATEMENTS WILL PROVE TO BE CORRECT, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED OR ASSUMED IN THE COMPANY'S FORWARD-LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO FACTORS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ANCHOR GAMING'S FORM 10-K FOR THE YEAR ENDED JUNE 30, 1999 AND FORMS 10-Q FOR THE QUARTERS ENDED SEPTEMBER 30, 1999. DECEMBER 31, 1999, AND MARCH 31, 2000. THESE REPORTS MAY BE OBTAINED FREE OF CHARGE AT THE WEBSITE OF THE SECURITIES AND EXCHANGE COMMISSION AT http://www.sec.gov.